                                                                   Exhibit 10.26



                                  $500,000,000


                                CREDIT AGREEMENT


                                  dated as of


                                November 2, 1999


                                     among


                           UNUMPROVIDENT CORPORATION


                            The BANKS Listed Herein


                                      and


                     BANK OF AMERICA, NATIONAL ASSOCIATION
                            as Administrative Agent


                                  ARRANGED BY

                        BANC OF AMERICA SECURITIES LLC,
                  as Sole Lead Arranger and Sole Book Manager

                                 CREDIT AGREEMENT

  AGREEMENT dated as of November 2, 1999 among UNUMPROVIDENT CORPORATION, the BANKS listed on the signature pages hereof and BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrative Agent.

  The parties hereto agree as follows:


                                 ARTICLE I

                                 DEFINITIONS


  SECTION 1.1.  Definitions.  The following terms, as used herein, have the
                -----------
following meanings:

  "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

  "Affiliate" means any Person which directly or indirectly controls, or is under common control with, or is controlled by, the Borrower. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns
                        --------
directly or indirectly 15% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 15% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be rebuttably presumed to control such corporation or other Person, such presumption to be rebutted only if the Required Banks agree in writing that such Person does not control such corporation or other Person. Notwithstanding the foregoing, (i) no individual shall be deemed to be an Affiliate of any Person solely by reason of his or her being an officer of such Person and (ii) the Borrower and the Restricted Subsidiaries shall not be deemed to be Affiliates of each other.

  "Agent" means Bank of America, National Association in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

  "Agent Related Persons" means the Agent (including any successor agent), together with its Affiliates (including, in the case of Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

  "Applicable Facility Fee Rate" has the meaning specified in Schedule I hereto.

  "Applicable Insurance Regulatory Authority" means, when used with respect to any Restricted Insurance Subsidiary, the insurance commission, department or similar regulatory authority or agency located in the jurisdiction in which such Restricted Insurance Subsidiary is domiciled.

  "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

  "Applicable Margin" has the meaning set forth in Schedule I hereto; provided, however, that during the period from the date hereof to and including January 15, 2000 the Applicable Margin as set forth in Schedule I shall be increased by 1.50%.

  "Applicable Utilization Fee Rate" has the meaning specified in Schedule I hereto.

  "Arranger" means Banc of America Securities LLC, as sole lead arranger and sole book manager.

  "Assignee" has the meaning set forth in Section 9.6 (c).

  "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors.

  "Bank of America" means Bank of America, National Association.

  "Base Rate" means a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

  "Base Rate Loan" means a Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article VIII.

  "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

  "Borrower" means UnumProvident Corporation, a Delaware corporation, and its successors.

  "Borrower's 1998 Form 10-K" means the Borrower's annual report on Form 10-K for 1998, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

  "Borrowing" has the meaning set forth in Section 1.3.

  "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on the balance sheet of such Person under generally accepted accounting principles (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles (including such Statement No. 13).

  "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.8 and 2.9.

  "Confidential Information" has the meaning set forth in Section 9.10.

  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date in accordance with generally accepted accounting principles.

  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

  "Deferrable Interest Debentures" mean the Borrower's $300,000,000 of 7.405% junior subordinated deferrable interest debentures which mature on March 15, 2038.

  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Chicago or New York City are authorized by law to close.

  "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its

Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

  "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.1.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

  "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

  "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

  "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

  "Euro-Dollar Loan" means a Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing.

  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

  "Event of Default" has the meaning set forth in Section 6.1.

  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day, provided that (a) if
                                                           --------
such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Agent.

  "Fee Letter" has the meaning specified in Section 2.7(c).

  "Funded Indebtedness" means, for the Borrower and the Restricted Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, Indebtedness that (i) matures more than one year from the date of its creation or (ii) matures on or within one year from the date of its creation but is renewable or extendable at the option of the obligor thereof to a date more than one year from the date of its creation, provided that, for
                                                         --------
purposes of this definition, Indebtedness shall be deemed to be renewable or extendable at the option of the obligor thereof if it arises under a credit or other similar agreement that obligates the lender or lenders thereunder to extend credit to such obligor notwithstanding that the ability of such obligor to renew or extend such Indebtedness is subject to the satisfaction of conditions precedent.

  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall
                                       --------
not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Home Office Properties" means any building in which the principal office of the Borrower or any Restricted Subsidiary of the Borrower is located.

  "Indebtedness" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all Indebtedness secured by a Lien on any asset of such Person, whether or not such Indebtedness is otherwise an obligation of such Person, (vi) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vii) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument and (viii) all Indebtedness of others Guaranteed by such Person. For purposes of this definition,

Indebtedness shall not include the Deferrable Interest Debentures to the extent such Deferrable Interest Debentures constitute 15% or less of Total Capital. If the Deferrable Interest Debentures constitute more than 15% of Total Capital, then the portion of the Deferrable Interest Debentures exceeding 15% will be included in Indebtedness.

  "Indemnified Liabilities" has the meaning specified in Section 9.3(b).

  "Indemnitee" has the meaning set forth in Section 9.3(b).

  "Insurance Subsidiary" means a Subsidiary that is a Restricted Insurance Subsidiary or would be a Restricted Insurance Subsidiary if it were a Restricted Subsidiary.

  "Interest Period" means: with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:
           --------

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b)  any Interest Period which begins on the last Euro-Dollar
     Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

  "Investment" means any investment in any Person whether by means of share purchase, capital contribution, loan, time deposit or otherwise, provided that,
                                                                 --------
in the case of any investment in any Unrestricted Subsidiary, the definition of "Investment" shall not include investments resulting from (i) the provision of administrative services by the Borrower or any Restricted Subsidiary to such Unrestricted Subsidiary, which services are provided in the ordinary course of the business of the Borrower or such Restricted Subsidiary, as the case may be, and of such Unrestricted Subsidiary, (ii) the operation of the cash management system of the Borrower and its Subsidiaries so long as it is operated in the ordinary course of their business or (iii) transfers made, or accounts created, in connection with any tax sharing agreement to which the Borrower or any Restricted Subsidiary, as the case may be, and such Unrestricted Subsidiary is a party.

  "Level I Status" exists on any date (1) if, on such date, the Borrower has outstanding senior unsecured long-term Indebtedness which is rated at least A+ from S&P or at least A1 from Moody's or (2) in the case that no such Indebtedness is outstanding, if the Borrower provides written evidence from S&P or Moody's to the Banks, such evidence to be satisfactory to the Required Banks, to the effect that if the Borrower had any such Indebtedness outstanding on such date, such Indebtedness would be rated at least A+ from S&P or at least A1 from Moody's.

  "Level II Status" exists on any date (1) if, on such date, the Borrower has outstanding senior unsecured long-term Indebtedness which is rated at least A from S&P or at least A2 from Moody's or (2) in the case that no such Indebtedness is outstanding, if the Borrower provides written evidence from S&P or Moody's to the Banks, such evidence to be satisfactory to the Required Banks, to the effect that if the Borrower had any such Indebtedness outstanding on such date, such Indebtedness would be rated at least A from S&P or at least A2 from Moody's.

  "Level III Status" exists on any date (1) if, on such date, the Borrower has outstanding senior unsecured long-term Indebtedness which is rated at least A-from S&P or at least A3 from Moody's or (2) in the case that no such Indebtedness is outstanding, if the Borrower provides written evidence from S&P or Moody's to the Banks, such evidence to be satisfactory to the Required Banks, to the effect that if the Borrower had any such Indebtedness outstanding on such date, such Indebtedness would be rated at least A- from S&P or at least A3 from Moody's.

  "Level IV Status" exists on any date (1) if, on such date, the Borrower has outstanding senior unsecured long-term Indebtedness which is rated at least BBB+ from S&P or at least Baa1 from Moody's or (2) in the case that no such Indebtedness is outstanding, if the Borrower provides written evidence from S&P or Moody's to the Banks, such evidence to be satisfactory to the Required Banks, to the effect that if the Borrower had any such Indebtedness outstanding on such date, such Indebtedness would be rated at least BBB+ from S&P or at least Baa1 from Moody's.

  "Level V Status" exists on any date if neither Level I nor Level II nor Level III nor Level IV exists on such date.

  "Lien" means, with respect to any asset owned by any Person, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

  "Loan" means a Base Rate Loan or a Euro-Dollar Loan and "Loans" means Base Rate Loans or Euro-Dollar Loans or a combination of the foregoing.

  "Loan Documents" means this Agreement, the Note and all other documents and instruments delivered in connection herewith.

  "London Interbank Offered Rate" has the meaning set forth in Section 2.6(b).

  "Material Indebtedness" means Indebtedness (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $10,000,000.

  "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $20,000,000.

  "Moody's" means Moody's Investors Service, Inc.

  "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

  "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

  "Notice of Borrowing" has the meaning specified in Section 2.2.

  "Parent" means, with respect to any Bank, any Person controlling such Bank.

  "Participant" has the meaning set forth in Section 9.6(b).

  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

  "Person" means an individual, a corporation, limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

  "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

  "Refunding Borrowing" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of the Loans.

  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

  "Required Banks" means at any time Banks having at least a majority of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least a majority of the aggregate unpaid principal amount of the Loans.

  "Restricted Insurance Subsidiary" means a Restricted Subsidiary that is licensed, authorized or admitted to carry on or transact the business of insurance.

  "Restricted Subsidiary" means: (i) the Subsidiaries listed as such on Schedule II hereto and (ii) any Subsidiary acquired or organized after the Effective Date and any Unrestricted Subsidiary in each case that is duly designated by the Borrower, pursuant to Section 5.10, to be a Restricted Subsidiary; provided that
                                                                   --------
any such Subsidiary included solely within clause (ii) shall cease being a Restricted Subsidiary if and when it is duly designated by the Borrower, pursuant to Section 5.10, as an Unrestricted Subsidiary.

  "S&P" means Standard & Poor's, a division of the McGraw-Hill Companies, Inc.

  "Status" means, at any date, whichever of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at such date.

  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

  "Termination Date" means October 31, 2000, or, if such day is not a Euro-Dollar Business Day, the Termination Date shall be on the next preceding Euro-Dollar Business Day.

  "Total Assets" means the total assets of the Borrower and the Restricted Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, less the excess (if any) of (i) any Investment
                                ----
of the Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary to the extent that such Investment appears on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries used in the calculation of Total Assets over (ii) the amount of such Investment in such Unrestricted Subsidiary which constitutes Indebtedness of, or other amounts receivable from, such Unrestricted Subsidiary to the extent that the amount referred to above in this clause (ii) does not exceed the consolidated stockholders, equity of such Unrestricted Subsidiary and its consolidated subsidiaries.

  "Total Capital" means the sum of Funded Indebtedness, Total Stockholders' Equity and Deferrable Interest Debentures.

  "Total Stockholders' Equity" means the total stockholders' equity of the Borrower and the Restricted Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, (1) plus any
                                                              ----
unrealized holding losses (or less any unrealized holding gains) on account of
                              ----
available-for-sale debt securities to the extent reflected therein in accordance with Statement of Financial Accounting Standards No. 115 of the Financial Accounting Standards Board, as amended from time to time, or any successor provision thereto, together with other appropriate adjustments in accordance therewith, and (2) less the excess (if any) of (i) any Investment of the
                   ----
Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary to the extent that such Investment appears on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries used in the calculation of Total Stockholders' Equity over (ii) the amount of such Investment in such Unrestricted Subsidiary which constitutes Indebtedness of, or other amounts receivable from, such Unrestricted Subsidiary to the extent that the amount referred to above in this clause (ii) does not exceed the consolidated stockholders' equity of such Unrestricted Subsidiary and its consolidated subsidiaries.

  "Unrestricted Subsidiary" means: (i) the Subsidiaries listed on Schedule II hereto which are not listed therein as Restricted Subsidiaries and (ii) any Subsidiary acquired or organized after the Effective Date that has not been duly designated by the Borrower as a Restricted Subsidiary; provided that any such
                                                       --------
Subsidiary shall cease being an Unrestricted Subsidiary if and when it is duly designated by the Borrower, pursuant to Section 5.10 hereof, as a Restricted Subsidiary.

  "Utilization" means at any date the percentage equivalent of a fraction
(i) the numerator of which is the aggregate outstanding principal amount of the Loans at such date, after giving effect to any borrowing or payment on such date, and (ii) the denominator of which is the aggregate amount of the Commitments at such date, after giving effect to any reduction of the Commitments on such date. For purposes of Section 2.7(b), if for any reason any Loans remain outstanding after termination of the Commitments, the Utilization for each date on or after the date of such termination shall be deemed to be greater than 33%.

  SECTION 1.2.  Accounting Terms and Determinations.  Unless otherwise
                -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies
              --------
the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

  SECTION 1.3.  Types of Borrowings.  The term "Borrowing" denotes the
                -------------------
aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing
                          -----
comprised of Euro-Dollar Loans).

  SECTION 1.4.  Basis for Ratings.  The credit ratings to be utilized in the
                -----------------
determination of a Status and for purposes of Section 5.5(c) are the ratings assigned to senior unsecured long-term Indebtedness of the Borrower without third party credit support; ratings assigned to any such Indebtedness which is secured or which has the benefit of third party credit support shall be disregarded.

  SECTION 1.5.  Split Ratings.  For purposes of determining the relevant Level
                -------------
Status: (i) if at any date the rating of any senior unsecured long term debt securities by Moody's shall be higher or lower than the comparable rating by S&P by one rating level (it being understood that for these purposes an S&P rating of A+ is comparable to a Moody's rating of A1, an S&P rating of A is comparable to a Moody's rating of A2, and so forth), then the rating of such debt securities by each of Moody's and S&P shall be deemed to be the higher of the two ratings; and (ii) if at any date the rating of any such senior unsecured long term debt securities by Moody's shall be higher or lower than the comparable rating by S&P by two or more rating levels (it being understood that for these purposes an S&P rating of A+ is comparable to a Moody's rating of A1, an S&P rating of A is comparable to a Moody's rating of A2, and so forth), then the rating of such debt securities by each of Moody's and S&P shall be deemed to be the rating which is one level below the higher of the two ratings.

                                 ARTICLE II

                                 THE CREDITS


  SECTION 2.1.  Commitments to Lend.  During the period from and including the
                -------------------
Effective Date to but excluding the Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.10, prepay Loans and reborrow at any time prior to the Termination Date under this Section.

  SECTION 2.2.  Notice of Borrowing.  The Borrower shall give the Agent notice
                -------------------
(a "Notice of Borrowing") not later than 10:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

(a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

(b)  the aggregate amount of such Borrowing,

(c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

(d) in the case of a Euro-Dollar Loan, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

  SECTION 2.3.  Notice to Banks; Funding of Loans.
                ---------------------------------

(a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.1. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

(c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.11, as the case may be.

(d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.3 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.6 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

  SECTION 2.4.  Notes.  (a)  The Loans of each Bank shall be evidenced by a
                -----
single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

(b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

(c) Upon receipt of each Bank's Note pursuant to Section 3.1(b), the Agent shall mail such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure
                                                      --------
     of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each

     Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

  SECTION 2.5.  Maturity of Loans.  Each Loan included in any Borrowing shall
                -----------------
mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing and no later than the Termination Date.

  SECTION 2.6.  Interest Rates.  (a)  Each Base Rate Loan shall bear interest
                --------------
on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate plus the Applicable Margin for such day. Such interest shall be payable on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Applicable Margin plus the Base Rate for such day.

(b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

  The "London Interbank Offered Rate" applicable to any Interest Period means
(i) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

  (ii) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Euro-Dollar Business Days prior to the first day of such Interest Period, or

  (iii) in the event the rates referenced in the preceding subsections (a) and
(b) are not available, the rate per annum determined by Agent as the rate of interest at which U.S. dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Euro-Dollar Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore U.S. dollar market at their request at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days prior to the first day of such Interest Period.

(c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Applicable Margin for Euro-Dollar Loans plus the London Interbank Offered Rate applicable to such Loan and (ii) the Applicable Margin for Base Rate Loans, plus the Base Rate.

(d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

  SECTION 2.7.  Fees.
                ----

(a)  Facility Fee.  The Borrower shall pay to the Agent for the account of the
     ------------
     Banks ratably a facility fee at the Applicable Facility Fee Rate. Such facility fee shall accrue for each day (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date (or earlier date of termination of the Commitments in their entirety) to but excluding the date the Loans shall be repaid in their entirety, on the aggregate amount of the Commitments.

(b)  Utilization Fee.  The Borrower shall pay to the Agent for the account of
     ---------------
     the Banks ratably a utilization fee at the Applicable Utilization Fee Rate. Such utilization fee shall accrue for each day that the principal amount of the outstanding Loans equals or exceeds 33% of the aggregate Commitments
     (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the aggregate amount of the Commitments (whether used or unused) and
     (ii) from and including the Termination Date (or earlier date of termination of the Commitments in their entirety) to but excluding the date the Loans shall be repaid in their entirety, on the aggregate outstanding principal amount of the Loans.

(c)  Agent's and Arranger's Fee.  The Borrower shall pay to the Agent for its
     --------------------------
     own account and for the account of the Arranger fees in the amounts and at the times previously agreed upon between the Borrower, the Agent and the Arranger pursuant to a letter (the "Fee Letter") dated October 22, 1999.

(d)  Payments.  Accrued fees under this Section shall be payable quarterly on
     --------
     the last Domestic Business Day of each March, June, September and December and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

  SECTION 2.8.  Optional Termination or Reduction of Commitments.  The
                ------------------------------------------------
Borrower may,
upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

  SECTION 2.9.  Mandatory Termination of Commitments.  The Commitments shall
                ------------------------------------
terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

  SECTION 2.10.  Optional Prepayments. (a)  The Borrower may (i) upon at least
                 --------------------
one Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing and (ii) upon at least three Euro-Dollar Business Days' notice to the Agent, subject to Section 2.12, prepay any Euro-Dollar Borrowing, in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

(b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

  SECTION 2.11.  General Provisions as to Payments.  (a)  The Borrower shall
                 ---------------------------------
make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.1. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the

     Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

  SECTION 2.12.  Funding Losses.  If the Borrower makes any payment of
                 --------------
principal with respect to any Euro-Dollar Loan (pursuant to Section 2.10 or
Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.3(a), or if the Borrower fails to prepay after giving notice thereof under
Section 2.10, the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower
                   --------
a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

  SECTION 2.13.  Computation of Interest and Fees.  Interest based on the
                 --------------------------------
"prime rate" hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

  SECTION 2.14.  Withholding Tax Exemption.  At least five Domestic Business
                 -------------------------
Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

  SECTION 2.15.  Regulation D Compensation.  For so long as any Bank maintains
                 -------------------------
reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London
    -----
Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer's certificate setting forth the amount to which such Bank is then entitled under this Section (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by
it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.


                                 ARTICLE III

                                 CONDITIONS


  SECTION 3.1.  Effectiveness.  This Agreement shall become effective on the
                -------------
date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.5):

(a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

(b) receipt by the Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of
     Section 2.4;

(c) receipt by the Agent of an opinion of F. Dean Copeland, General Counsel of the Borrower, substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

(d) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity and enforceability of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

(e) payment by the Borrower of all fees required under the Fee Letter and, to the extent invoiced, under Section 9.3;

provided that this Agreement shall not become effective or be binding on any
--------
party hereto unless all of the foregoing conditions are satisfied not later than November 15, 1999. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

  SECTION 3.2.  Borrowings.  The obligation of any Bank to make a Loan on the
                ----------
occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)  receipt by the Agent of a Notice of Borrowing as required by Section 2.2;

(b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

(c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

(d)  the fact that, except for the representations and warranties contained in
     Section 4.4(i) as of any date other than the Effective Date, the representations and warranties of the Borrower contained in this Agreement (and except, in the case of a Refunding Borrowing, the representations and warranties set forth in Section 4.5 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES


  The Borrower represents and warrants that:

  SECTION 4.1.  Corporate Existence and Power.  The Borrower is a corporation
                -----------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

  SECTION 4.2.  Corporate and Governmental Authorization; No Contravention.
                ----------------------------------------------------------
The execution, delivery and performance by the Borrower of this Agreement and the Notes (1) are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, (2) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or any Restricted Subsidiary or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Restricted Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary and (3) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of any Unrestricted Subsidiary or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Unrestricted Subsidiary or result in the creation or imposition of any Lien on any asset of any Unrestricted Subsidiary, where there is a reasonable possibility that such contravention or default or creation or imposition of a Lien, together with any contraventions and/or defaults and/or Liens so created or imposed and in each case referred to in clauses (1) through (3), inclusive, above, could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and the Restricted Subsidiaries, taken as a whole.

  SECTION 4.3.  Binding Effect.  This Agreement constitutes a valid and
                --------------
binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

  SECTION 4.4.  Financial Information.
                ---------------------

(a) The consolidated statements of income, stockholders' equity and of cash flows of UNUM Corporation and the Restricted Subsidiaries which were Subsidiaries of UNUM Corporation for the fiscal year ended December 31, 1998 and the related consolidated balance sheets as at the end of such period, a copy of which has been delivered to each of the Banks, fairly present, in all material respects and in conformity with generally accepted accounting principles, the consolidated financial condition of UNUM Corporation and such Restricted Subsidiaries as of such date and their consolidated results of operations and cash flows for such period.

(b) The consolidated statements of income, stockholders' equity and of cash flows of Provident Companies, Inc. and its Consolidated Subsidiaries for the fiscal year ended December 31, 1998 and the related consolidated balance sheets as at the end of such period set forth in Form 10K/A of Provident Companies, Inc. filed with the Securities and Exchange Commission, a copy of which has been delivered to each of the Banks, fairly present, in all material respects and in conformity with generally accepted accounting principles, the consolidated financial condition of Provident Companies, Inc. and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period.

(c) The consolidated statements of income, stockholders' equity and of cash flows of Unum Corporation and its Consolidated Subsidiaries for the fiscal year ended December 31, 1998 and the related consolidated balance sheets as at the end of each period, set forth in the 1998 Form 10-K/A Unum Corporation as filed with the Securities and Exchange Commission, a copy of which has been delivered to each of the Banks, fairly present, in all material respects and in conformity with generally accepted accounting principles, the consolidated financial condition of Unum Corporation and its Consolidated Subsidiaries and their consolidated results of operations and cash flows for such period.

(d) The Joint Proxy Statement/Prospectus dated June 2, 1999, as filed with the Securities and Exchange Commission, a copy of which has been delivered to each of the Banks, fairly presents the information set forth therein.

(e) The Form 8K of the Borrower dated August 31, 1999, as filed with the Securities and Exchange Commission, a copy of which has been delivered to each of the Banks, fairly presents the information set forth therein.

(f) The consolidated statements of income and of cash flows of the Borrower and the Consolidated Subsidiaries for the six months ended June 30, 1999 and the related consolidated balance sheets as at the end of such period, set forth in the Borrower's quarterly report for the fiscal quarter ended June 30, 1999 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in all material respects and in conformity with generally accepted accounting principles, the consolidated financial condition of the Borrower and the Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

(g) The Annual Statement of each Restricted Insurance Subsidiary for the fiscal year ended December 31, 1998, as filed with the Applicable Insurance Regulatory Authority of such Restricted Insurance Subsidiary, a copy of which has been delivered to each of the Banks, presents the statutory financial condition of such Restricted Insurance Subsidiary in accordance with statutory accounting practices required or permitted by such Applicable Insurance Regulatory Authority, and the amounts carried in the balance sheet referred to therein on account of the actuarial items referred to in clauses (1) through (5), inclusive, of the statement of the corporate actuary contained therein (i) are computed in accordance with commonly accepted actuarial standards consistently applied and are fairly stated in accordance with sound actuarial principles, (ii) are based on actuarial assumptions that produce reserves at least as great as those called for in any contract provision and are in accordance with all other contract provisions, (iii) meet the requirements of the insurance laws and regulations of the State in which such Restricted Insurance Subsidiary is domiciled, (iv) make a good and sufficient provision for all unmatured obligations of such Restricted Insurance Subsidiary guaranteed under the terms of its policies, and (v) include provisions for all actuarial reserves and related statement items that ought to be established, and such actuarial methods, considerations and analyses conform to the appropriate Standards of Practice as promulgated by the Actuarial Standards Board, which standards form the basis of this statement of opinion.

(h) The Quarterly Statement of each Restricted Insurance Subsidiary for the six months ended June 30, 1999, as filed with the Applicable Insurance Regulatory Authority of such Restricted Insurance Subsidiary, a copy of which has been delivered to each of the Banks, presents the statutory financial condition of such Restricted Insurance Subsidiary in accordance with statutory accounting practices required or permitted by such Applicable Insurance Regulatory Authority.

(i) Since June 30, 1999 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and the Restricted Subsidiaries, considered as a whole, except as disclosed in the Form 8K of the Borrower to be dated November 2, 1999, a copy of which has been delivered to each of the Banks.

  SECTION 4.5.  Litigation.  Except as set forth in Schedule 4.5, there is no
                ----------                          ------------
action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and the Restricted Subsidiaries, taken as a whole, or which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

  SECTION 4.6.  Compliance with ERISA.  Each member of the ERISA Group has
                ---------------------
fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

  SECTION 4.7.  Taxes.  The Borrower and the Restricted Subsidiaries have
                -----
filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Restricted Subsidiary. The charges, accruals and reserves on the books of the Borrower and the Restricted Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. There has been no failure by any Unrestricted Subsidiary to file any tax return required to be filed by it or to pay any tax when due which failure, together with any other failures referred to in this Section 4.7, could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and the Restricted Subsidiaries, taken as a whole.

  SECTION 4.8.  Subsidiaries.  Each of the Restricted Subsidiaries is a
                ------------
corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

  SECTION 4.9.  Not an Investment Company.  Neither the Borrower nor any
                -------------------------
Restricted Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  SECTION 4.10.  Full Disclosure.  All information heretofore furnished by the
                 ---------------
Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts known to it which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

  SECTION 4.11.  Year 2000.  The Borrower has (a) initiated a review and
                 ---------
assessment of all areas within its and each of its Restricted Subsidiaries' business and operations (including those affected by customers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications and devices containing imbedded computer chips used by the Borrower or any of its Restricted Subsidiaries (or their respective customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications and devices containing imbedded computer chips (including those of its and its Restricted Subsidiaries' customers and vendors) that are material to its or any of its Restricted Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on the business, financial positions, results of operations or prospects of the Borrower and its Restricted

Subsidiaries taken as a whole.


                                 ARTICLE V

                                 COVENANTS


  The Borrower agrees that so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

  SECTION 5.1.  Financial Statements.  The Borrower shall deliver to each of
                --------------------
the Banks:

(a)  INTENTIONALLY LEFT BLANK

(b) as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, consolidated statements of income, stockholders' equity and of cash flows of the Borrower and the Restricted Subsidiaries for such year and the related consolidated balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present, in all material respects, the consolidated financial condition and results of operations and cash flows of the Borrower and the Restricted Subsidiaries as at the end of, and for, such fiscal year, and a certificate of such accountants stating that, in making the audit necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default;

(c) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated statements of income and of cash flows of the Borrower and the Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that said financial statements fairly present, in all material respects, the consolidated financial condition and results of operations and cash flows of the Borrower and the Consolidated Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such periods (subject to normal year-end audit adjustments);

(d) as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, consolidated statements of income, stockholders' equity and of cash flows of the Borrower and the Consolidated Subsidiaries for such year and the related consolidated balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present, in all material respects, the consolidated financial condition and results of operations and cash flows of the Borrower and the Consolidated Subsidiaries as at the end of, and for, such fiscal year;

(e) as soon as available and in any event not later than 90 days after the end of each fiscal year of each Restricted Insurance Subsidiary, (i) the Annual Statements of such Restricted Insurance Subsidiary (prepared in accordance with the statutory accounting practices required or permitted by its Applicable Insurance Regulatory Authority) for such fiscal year as filed with such Applicable Insurance Regulatory Authority, together with the opinion thereon of a senior financial officer of such Restricted Insurance Subsidiary stating that such Annual Statements present the statutory financial condition of such Restricted Insurance Subsidiary in accordance with statutory accounting practices required or permitted by such Applicable Insurance Regulatory Authority, and (ii) a certificate of the corporate actuary of such Restricted Insurance Subsidiary affirming that the amounts carried in the balance sheet referred to therein on account of the actuarial items referred to in clauses (1) through (5), inclusive, of such certificate (i) are computed in accordance with commonly accepted actuarial standards consistently applied and are fairly stated in accordance with sound actuarial principles, (ii) are based on actuarial assumptions that produce reserves at least as great as those called for in any contract provision and are in accordance with all other contract provisions, (iii) meet the requirements of the insurance laws and regulations of the State in which such Restricted Insurance Subsidiary is domiciled, (iv) make a good and sufficient provision for all unmatured obligations of such Restricted Insurance Subsidiary guaranteed under the terms of its policies, (v) are computed on the basis of assumptions consistent with those used in computing the corresponding items in the Annual Statement of such Restricted Insurance Subsidiary for the preceding fiscal year, except as noted in the notes thereto and (vi) include provisions for all actuarial reserves and related statement items that ought to be established, and affirming that such actuarial methods, considerations and analyses conform to the appropriate Standards of Practice as promulgated by the Actuarial Standards Board, which Standards of Practice form the basis of this certification;

(f) as soon as available and in any event within 60 days after the end of each fiscal quarter of each Restricted Insurance Subsidiary (except for the fourth fiscal quarter of any fiscal year), (i) quarterly statutory financial statements of such Restricted Insurance Subsidiary (prepared in accordance with statutory accounting practices required or permitted by its Applicable Insurance Regulatory Authority) for such fiscal quarter as filed with such Applicable Insurance Regulatory Authority, together with the opinion thereon of a senior financial officer of such Restricted Insurance Subsidiary stating that such statutory financial statements present the statutory financial condition of such Restricted Insurance Subsidiary in accordance with statutory accounting practices required or permitted by such Applicable Insurance Regulatory Authority;

(g) promptly upon their becoming available, copies of all registration statements and regular periodic reports (including, without limitation, Form 8-K), if any, which the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

(h) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
     (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(j) promptly after the Borrower knows that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken and proposes to take with respect thereto;

(k) promptly upon the occurrence of any change in the rating of any obligation of the Borrower by either Moody's or S&P, a notice setting forth the details thereof; and

(l) from time to time such other information regarding the business, affairs or financial condition of the Borrower or any of the Subsidiaries as the Agent, at the request of any Bank, may reasonably request, if the requesting Bank in good faith determines that such information is or may be necessary or useful to it to determine or monitor the Borrower's compliance with the provisions of this Agreement.

The Borrower will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraphs (b), (c) or (d) above, a certificate of a senior financial officer of the Borrower (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 5.8 and 5.9 as of the end of the respective fiscal quarter or fiscal year.

  The Borrower shall be deemed to have delivered the financial statements referred to in subsection (c) and (d) above when it has (i) posted such financials on the Internet website of the Securities and Exchange Commission (http://www.sec.gov) or on the Internet website of the Borrower as it shall have previously provided to the Banks, and (ii) notified the Banks of such posting; provided if a Bank requests the financial statements to be delivered in hard copies, the Borrower shall furnish to the Bank such statements accordingly.

  SECTION 5.2.  Litigation.  The Borrower shall promptly give to each Bank
                ----------
notice of all legal or arbitral actions, suits and proceedings, and of all actions, suits and proceedings by or before any governmental or regulatory authority or agency, affecting the Borrower or any Subsidiary, except actions, suits and proceedings which in the aggregate, if adversely determined, would not, in the judgment of the Borrower, have a material adverse effect on the business, consolidated financial condition or consolidated results of operations of the Borrower and the Restricted Subsidiaries, taken as a whole.

  SECTION 5.3.  Corporate Existence, Etc.    Except as provided in Section 5.5,
                -------------------------
the Borrower shall, and shall cause each Restricted Subsidiary to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would materially and adversely affect the consolidated financial condition or operations, or the business taken as a whole, of the Borrower and the Restricted Subsidiaries; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; permit one or more representatives acting on behalf of all of the Banks, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Required Banks for the purposes described in Section 5.1(l), provided that such representatives shall have the right to copy and make
        --------
extracts from such books and records only after the occurrence and during the continuance of a Default; and keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations and/or self insure all property, in a manner and in amounts, in accordance with generally accepted actuarial and accounting principles.

  SECTION 5.4.  Use of Proceeds.  The Borrower shall use the proceeds of the
                ---------------
Loans hereunder to finance general corporate activities (including, without limitation, commercial paper back up) in compliance with all applicable legal and regulatory requirements, including, without limitation, the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including, without limitation, Regulations U and X.

  SECTION 5.5.  Prohibition of Fundamental Changes.  The Borrower shall not,
                ----------------------------------
nor shall it permit any Restricted Subsidiary to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) any inventory or other assets sold or disposed of in the ordinary course of business according to ordinary business terms and (ii) obsolete or worn-out property) or make any material change in its present method of conducting business except that:

(a) any Restricted Subsidiary may merge with or consolidate into (i) the Borrower if the Borrower shall be the surviving corporation or (ii) any other Restricted Subsidiary;

(b) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Restricted Subsidiary;

(c) (I) the Borrower may merge with or consolidate into any other Person if the Borrower is the surviving corporation; (II) the Borrower may merge with or consolidate into any other Person where the Borrower is not the surviving corporation and may transfer substantially all its assets as an entirety to any other Person, if, but only if (i) the corporation into which the Borrower is merged or formed by such consolidation or the Person which acquires substantially all the Borrower's assets as an entirety is a corporation organized and existing under the laws of the United States or any State thereof, and shall expressly assume, by an agreement executed and delivered to the Agent and the Banks and in form and substance satisfactory to the Agent and the Banks, the due and punctual payment of the principal of, and interest on, all Loans then outstanding or thereafter made hereunder and the due and punctual payment of all other amounts then outstanding or thereafter required to be paid hereunder and the performance of every covenant and agreement contained herein, (ii) after giving effect to such merger, consolidation or transfer, no Default shall exist hereunder, (iii) the corporation referred to in clause (i) above shall have outstanding senior unsecured long-term Indebtedness rated at least A- by S&P and at least A3 by Moody's or, if no such Indebtedness is outstanding, the Borrower shall have provided written evidence from S&P and Moody's to the Banks, such evidence to be satisfactory to the Required Banks, that, if such corporation had such Indebtedness outstanding, such Indebtedness would be rated at least A- by S&P and at least A3 by Moody's, and (iv) at the time of such merger, consolidation or transfer the Borrower and its Restricted Subsidiaries would be permitted to incur at least $1.00 of additional Funded Indebtedness under Section 5.9, provided that no such
                                            --------
     transfer shall have the effect of releasing the Borrower from any of its obligations hereunder or under the Notes; and (III) a Restricted Subsidiary may merge or consolidate with or into or transfer substantially all its assets as an entirety to any other Person if the surviving or transferee corporation is or contemporaneously therewith becomes a Restricted Subsidiary; provided that in each case, after giving effect to such merger,
                 --------
     consolidation or transfer, (i) no Default shall exist hereunder, (ii) the Borrower's outstanding senior unsecured long-term Indebtedness shall be rated at least A- by S&P and at least A3 by Moody's or, if no such Indebtedness is outstanding, if the Borrower provides written evidence from S&P and Moody's to the Banks, such evidence to be satisfactory to the Required Banks, to the effect that, if the Borrower had any such Indebtedness outstanding at such time, such Indebtedness would be rated at least A- by S&P and at least A3 by Moody's and (iii) the Borrower and its Restricted Subsidiaries would be permitted to incur at least $1.00 of additional Funded Indebtedness under Section 5.9;

(d) the Borrower or any Restricted Subsidiary may change its present lines of business or, in connection therewith, may abandon or otherwise dispose of any material rights, privileges and franchises, or its present method of conducting business if such change, abandonment or disposition will not, in the Borrower's Board of Directors' good faith judgment, have a material adverse effect on the business, operations, property, financial or other condition of the Borrower and the Restricted Subsidiaries, taken as a whole;

(e) the Borrower or any Restricted Subsidiary may, in any fiscal quarter of the Borrower, convey, sell, lease, transfer or otherwise dispose of assets (not otherwise permitted under this Section 5.5 to be disposed of) which, together with all other assets (not otherwise permitted under this Section
     5.5 to be disposed of) theretofore so disposed of in such fiscal quarter and in the immediately preceding three consecutive fiscal quarters of the Borrower, have a book value not exceeding in the aggregate 20% of Total Assets as at the first day of such period of three consecutive fiscal quarters so long as (i)
     any such conveyance, sale, lease, transfer or other disposition, together with all such conveyances, sales, leases, transfers or other dispositions since the first day of such period of three consecutive fiscal quarters, will not, in the Borrower's Board of Directors' good faith judgment, have a material adverse effect on the business, operations, property or financial or other condition of the Borrower and the Restricted Subsidiaries, taken as a whole and (ii) after giving effect to such conveyance, sale, lease, transfer or other disposition, no Default exists and the Borrower and its Restricted Subsidiaries would be permitted to incur at least $1.00 of additional Funded Indebtedness under Section 5.9; provided that the
                                                       --------
     aggregate book value of all assets conveyed, sold, leased, transferred or otherwise disposed of during such fiscal quarter and the immediately preceding three consecutive fiscal quarters shall not exceed 10% of Total Assets as at such first day except to the extent that such assets were first acquired by the Borrower or any Restricted Subsidiary, taken together, not earlier than one year prior to such conveyance, sale, lease, transfer or other disposition; and

(f) the Borrower or any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of real property (and personal property necessary to the use thereof) acquired by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to foreclosure proceedings or by deed in lieu of foreclosure;

provided that none of the foregoing shall prevent the Borrower or any Restricted
--------
Subsidiary from conveying, selling, leasing, transferring or otherwise disposing of any Home Office Properties the fair market value of which in the aggregate does not exceed $100,000,000.

  SECTION 5.6.  Limitation on Liens.  The Borrower shall not, nor shall it
                -------------------
permit any Restricted Subsidiary to, create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

(a) Liens, not otherwise excepted hereunder, existing on the date of this Agreement, which Liens do not secure Indebtedness in an aggregate principal amount in excess of $20,000,000;

(b) Liens arising in the ordinary course of its business which (i) do not secure Indebtedness, (ii) in the case of any judgment or order for the payment of money, do not secure any judgment or order for the payment of money in an amount exceeding $10,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(c) Liens on assets of corporations which become Restricted Subsidiaries after the date of this Agreement, provided that such Liens are in existence at
                                 --------
     the time the respective corporations become Restricted Subsidiaries and were not created in anticipation thereof;

(d) Liens upon real and/or tangible personal property acquired after the date hereof (by purchase, construction or otherwise) by the Borrower or any Restricted Subsidiary, each of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the respective property; provided that no such Lien shall extend to or cover any property of the
     --------
     Borrower or such Restricted Subsidiary other than the respective property so acquired and improvements thereon and no such Lien shall secure any additional Indebtedness; and provided further that the principal amount of
                                  -------- -------
     Indebtedness secured by any such Lien shall at no time exceed the cost of the respective property at the time it was acquired (by purchase, construction or otherwise);

(e) Liens created after the Effective Date upon real and/or personal property securing Indebtedness incurred after the Effective Date, provided that the
                                                              --------
     aggregate Indebtedness secured thereby shall not at any time exceed 7.5% of Total Stockholders' Equity; and

(f)  any extension, renewal or replacement of the foregoing, provided, however,
                                                             --------  -------
     that the Liens permitted hereunder shall not secure any additional Indebtedness (if applicable) or cover any additional property; and

(g) Liens on (i) marketable direct obligations issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America sold by the Borrower or any of its Subsidiaries under a repurchase agreement with a bank or a primary dealer of United States government securities (a "Repo Counterparty") maturing within 90 days from the date of sale, provided that the terms of such agreement
                                 --------
     comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depositary Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985 (or any successor guidelines) and (ii) other marketable debt securities under a repurchase agreement and/or securities lending agreement with a bank or a primary dealer of such securities (the "Counterparty") maturing within 90 days from the date of sale if the terms of such agreement comply with such guidelines; provided that, in the case of any mortgage-backed security
                 --------
     subject to such an arrangement, the Counterparty thereof may, in lieu of returning such security, return another mortgaged-backed security of the same value, yield and rating, and otherwise having comparable economic terms; provided further that the Borrower and its Subsidiaries will
            --------
     continue their policies in effect on the date thereof requiring collateral from their Repo Counterparties and Counterparties.

  SECTION 5.7.  Transactions with Affiliates.  The Borrower will not, nor will
                ----------------------------
it permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction with or for the benefit of any Affiliate (including, without limitation, transfers of assets to or from an Affiliate and guarantees and assumptions of obligations of an Affiliate) other than transactions with Affiliates (i) otherwise permitted by this Agreement or
(ii) (x) entered into on an arm's length basis, on terms no more favorable to such Affiliate than would be available to unrelated Persons and (y) after giving effect to which the Borrower and its Restricted Subsidiaries would be permitted to incur at least $1.00 of additional Funded Indebtedness under Section 5.9.

  SECTION 5.8.  Minimum Total Stockholders' Equity.  The Borrower shall not
                ----------------------------------
permit at any time Total Stockholders' Equity to be less than 10% of Total
Assets.

  SECTION 5.9.  Ratio of Funded Indebtedness to Total Capital.  The Borrower
                ---------------------------------------------
shall not, nor shall it permit any Restricted Subsidiary to, incur or otherwise become liable in respect of Funded Indebtedness unless, after giving effect thereto, the ratio of (i) the aggregate principal amount of Funded Indebtedness to (ii) Total Capital shall not exceed 0.35 to 1.

  SECTION 5.10.  Restricted and Unrestricted Subsidiaries.  The Borrower may
                 ----------------------------------------
at any time by resolution of its Board of Directors designate any Subsidiary prospectively as a Restricted Subsidiary or as an Unrestricted Subsidiary if, after giving effect to such designation, no Default would exist and the Borrower and the Restricted Subsidiaries would be permitted to incur at least $1.00 of additional Funded Indebtedness under Section 5.9; provided, however, that no
                                                  --------  -------
Subsidiary designated by an asterisk on Schedule II hereof as a Restricted Subsidiary may be designated as an Unrestricted Subsidiary; provided further
                                                            -------- -------
that, if any Unrestricted Subsidiary listed on Schedule I hereof is duly designated pursuant to this Section 5.10 as a Restricted Subsidiary, it may not at any time thereafter be designated as an Unrestricted Subsidiary; and provided
                                                                        --------
further that any designation under this Section 5.10 must remain unchanged over
-------
the last day of at least two consecutive fiscal quarters of the Borrower. A certified copy of such resolution, together with a pro forma consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at a date not more than 30 days prior to the effective date of (but giving effect to) such designation, shall be delivered to each Bank no later than five Domestic Business Days prior to the effective date of such designation.

  SECTION 5.11.  Payment of Taxes.  The Borrower shall pay and discharge, and
                 ----------------
cause its Restricted Subsidiaries to pay and discharge, when due all taxes, assessments and governmental charges, or levies imposed on the Borrower or its Restricted Subsidiaries or on its income or profits or any of its property.

  SECTION 5.12.  Maintenance of Properties. The Borrower shall, and shall
                 -------------------------
cause its Restricted Subsidiaries to, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties.

                                 ARTICLE VI

                                 DEFAULTS


  SECTION 6.1.  Events of Default.  If one or more of the following events
                -----------------
("Events of Default") shall have occurred and be continuing:

(a) the Borrower shall fail to pay when due any principal of any Loan, or the Borrower shall fail to pay within five days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

(b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.4 to 5.10, inclusive, provided that, if a failure to observe the
                                      --------
     covenant contained in Section 5.8 occurs and, but only so long as, Total Stockholders' Equity is at least 7% of Total Assets, then the failure to observe such covenant shall not be an Event of Default unless such failure continues for 30 days;

(c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

(d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

(e) the Borrower or any Restricted Subsidiary or any Insurance Subsidiary shall fail to make any payment in respect of any Material Indebtedness when due or within any applicable grace period;

(f) any event or condition shall occur which results in the acceleration of the maturity of any Material Indebtedness of the Borrower or any Restricted Subsidiary or any Insurance Subsidiary or enables the holder of such Material Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof;

(g) the Borrower or any Restricted Subsidiary or any Insurance Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h) an involuntary case or other proceeding shall be commenced against the Borrower or any Restricted Subsidiary or any Insurance Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Restricted Subsidiary or any Insurance Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;

(j) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any Restricted Subsidiary or any Insurance Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

(k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Agent shall, (i) if requested by the Required Banks, by notice to the Borrower, terminate the Commitments and they shall thereupon terminate and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in
                                                             --------
the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

  SECTION 6.2.  Notice of Default.  The Agent shall give notice to the
                -----------------
Borrower under Section 6.1(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                 ARTICLE VII

                                 THE AGENT


  SECTION 7.1.  Appointment and Authorization of Agent.
                --------------------------------------

  Each Bank hereby irrevocably (subject to Section 7.9) appoints, designates and
                                           -----------
authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

  SECTION 7.2.  Delegation of Duties.  Agent may execute any of its duties
                --------------------
under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible to any Banks for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

  SECTION 7.3.  Liability of Administrative Agent.  None of the Agent Related
                ---------------------------------
Persons shall (i) be liable to any Banks for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any Banks for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent Related Person shall be under any obligation to any Banks to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

  SECTION 7.4.  Reliance by Agent.
                -----------------

(a) Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any other Loan Document unless it shall first receive such advice or concurrence of Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Required Bankers or all Bankers, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Banks. Where this Agreement expressly permits or prohibits an action unless Required Banks otherwise determine, and in all other instances, Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Bankers.

(b)  For purposes of determining compliance with the conditions specified in
     Section 3.1, each Bank that has executed this Agreement shall be deemed to
     -----------
     have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.

  SECTION 7.5.  Notice of Default.  Agent shall not be deemed to have
                -----------------
knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Banks, unless Agent shall have received written notice from a Bank or Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". Agent will notify Banks of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be directed by Required Banks in accordance with Section 6.1; provided,
                                                                  --------
however, that unless and until Agent has received any such direction, Agent may
-------
(but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Banks.

  SECTION 7.6.  Credit Decision; Disclosure of Information by Agent.  Each
                ---------------------------------------------------
Bank acknowledges that none of Agent Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent Related Person to any Bank as to any matter; including whether Agent Related Persons have disclosed material information in their possession. Each Bank, including any Bank by assignment, represents to Agent that it has, independently and without reliance upon any Agent Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to Banks by Agent herein, Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Subsidiaries which may come into the possession of any Agent Related Persons.

  SECTION 7.7.  Indemnification of Agent.  Whether or not the transactions
                ------------------------
contemplated hereby are consummated, Banks shall indemnify upon demand each Agent Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless each Agent Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Bank shall be liable for
                            --------  -------
the payment to any Agent Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct;

provided, however, that no action taken in accordance with the directions of
--------  -------
Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all obligations hereunder and the resignation or replacement of Agent.

  SECTION 7.8.  Agent in Individual Capacity.  Bank of America and its
                ----------------------------
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though Bank of America were not Agent hereunder and without notice to or consent of Banks. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to then. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not Agent.

  SECTION 7.9.  Successor Agent.  Agent may, and at the request of Required
                ---------------
Banks shall, resign as Agent upon 30 days' notice to Banks. If Agent resigns under this Agreement, Required Banks shall appoint from among Banks a successor administrative agent for Banks which successor administrative agent shall be approved by Borrower. If no successor administrative agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Banks and Borrower, a successor administrative agent from among Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor administrative agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 7 and Section 9.3 shall inure
                                           ---------     -----------
to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor administrative agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and Banks shall perform all of the duties of Agent hereunder until such time, if any, as Required Banks appoint a successor agent as provided for above.

                                 ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES


  SECTION 8.1.  Basis for Determining Interest Rate Inadequate or Unfair.  If
                --------------------------------------------------------
on or prior to the first day of any Interest Period for any Euro-Dollar
Borrowing:

(a) the Agent determines that deposits in dollars (in the applicable amounts) are not being offered to the Agent in the relevant market for such Interest Period, or

(b) Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Euro-Dollar Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

  SECTION 8.2.  Illegality.  If, on or after the date of this Agreement, the
                ----------
adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

  SECTION 8.3.  Increased Cost and Reduced Return. (a)  If on or after the
                ---------------------------------
date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Euro-Dollar Rate Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Rate Loans or its obligation to make Euro-Dollar Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

(ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan, any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.15), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Rate Loans, its Note or its obligation to make Euro-Dollar Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

(c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder (and, to the extent deemed feasible by such Bank, setting forth the calculation thereof) shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

  SECTION 8.4.  Base Rate Loans Substituted for Affected Euro-Dollar Loans.
                ----------------------------------------------------------
If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

(a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

(b) after each Euro-Dollar Loan has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.


                                  ARTICLE IX

                                 MISCELLANEOUS


  SECTION 9.1.  Notices.  All notices, requests and other communications to
                -------
any party
hereunder shall be in writing (including bank wire, telecopier, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or telecopy number set forth an the signature pages hereof, (y) in the case of any Bank, at its address or telecopy number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telecopy number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or, (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
                                       --------
Article II or Article VIII shall not be effective until received.

  SECTION 9.2.  No Waivers.  No failure or delay by the Agent or any Bank in
                ----------
exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

  SECTION 9.3.  Expenses; Documentary Taxes; Indemnification. (a)  The
                --------------------------------------------
Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of Mayer, Brown & Platt, special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

(b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses ("Indemnified Liabilities") of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that
                                                                   --------
     no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

  SECTION 9.4.  Sharing of Set-Offs.  Each Bank agrees that if it shall, by
                -------------------
exercising any
right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing
                                                    --------
in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

  SECTION 9.5.  Amendments and Waivers.  Any provision of this Agreement or
                ----------------------
the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that
                                                                   --------
no such amendment or waiver shall, unless signed by all the Banks (and the Borrower and, if and to the extent provided above, the Agent), (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder,
(iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

  SECTION 9.6.  Successors and Assigns.  (a)  The provisions of this Agreement
                ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks, and no Bank may grant participating interests in its Commitment or any of its Loans or assign all or any of its rights and obligations under this Agreement and the Notes in violation of subsections (b) and (c) below, taking into account the applicability of the last sentence of such subsection (b).

(b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

     Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that
                                                                --------
     such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause
     (i), (ii) or (iii) of Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement and subject to subsection (e) below, be entitled to the benefits of Article VIII and Section 2.15 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit C hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Agent; provided that if an
                                                       --------
     Assignee is an affiliate of such transferor bank, no such consent shall be required; and provided further that such assignment shall be in a principal
                   -------- -------
     amount not less than $10,000,000. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee.
     In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.14.

(d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2 or 8.3 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

  SECTION 9.7.  Collateral.  Each of the Banks represents to the Agent and
                ----------
each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

  SECTION 9.8.  Governing Law; Submission to Jurisdiction.  This Agreement and
                -----------------------------------------
each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

  SECTION 9.9.  Counterparts; Integration.  This Agreement may be signed in
                -------------------------
any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

  SECTION 9.10.  Confidentiality.  The Agent and each Bank agree that they
                 ---------------
will maintain the confidentiality of any material information provided under, or in connection with, this Agreement by or on behalf of the Borrower that has been identified by the Borrower as confidential or that the Agent or such Bank knows, or has reason to know, is confidential (hereinafter collectively called "Confidential Information"), subject to the Agent's and each Bank's (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such Confidential Information to its bank examiners, auditors, counsel and other professional advisors and to other Banks, [(c) right to disclose any such Confidential Information to its Affiliates,] (d) right to disclose any such Confidential Information in connection with any litigation or dispute involving one or more of the Banks or the Agent and the Borrower, provided that the Banks so involved or the Agent, as
                            --------
the case may be, shall provide the Borrower with reasonable notice of the disclosure of such Confidential Information solely to enable the Borrower to attempt to obtain a court order limiting the disclosure thereof outside of the scope of such litigation or dispute but only if such notice is not prejudicial to such Banks or the Agent and (e) right to provide such information to participants, prospective participants or prospective assignees pursuant to
Section 9.6 if such participant, prospective participant or prospective assignee agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section 9.10 as if it were a "Bank" party hereto.

Notwithstanding the foregoing, any such information supplied to a Bank, participant, prospective participant or prospective assignee under this Agreement shall cease to be Confidential Information if it is or becomes known to such Person by other than unauthorized disclosure, or if it becomes a matter of public knowledge.

  SECTION 9.11.  Severability.  The illegality or unenforceability of any
                 ------------
provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

  SECTION 9.12.  Waiver of Jury Trial.  THE BORROWER, THE BANKS AND THE AGENT
                 --------------------
EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              UNUMPROVIDENT CORPORATION


                              By s/John M. Lang, Jr.
                                 -------------------
                                 Title:  Senior Vice President & Treasurer
                                 2211 Congress Street
                                 Portland, Maine 04122
                                 Telecopy Number: 207-770-4013

Commitments
-----------

$500,000,000                  BANK OF AMERICA, NATIONAL ASSOCIATION



                              By s/Elizabeth F. W. Bishop
                                 ---------------------------------
                                 Title:  Vice President
                                 231 South LaSalle Street
                                 Chicago, Illinois  60697
                                 Attention:  Elizabeth Bishop
                                 Telephone:  312-828-6550
                                 Facsimile:  312-987-0889


Total Commitments

$500,000,000
 ===========

                              BANK OF AMERICA, NATIONAL ASSOCIATION, as
                              Administrative Agent



                              By
                                ----------------------------------
                                 Title:
                                 901 Main Street
                                 Dallas, Texas  75202
                                 Attention:  Karyn L. Rogers
                                 Telephone:  214-209-2136
                                 Facsimile:  214-290-9472

                                 SCHEDULE I


                                 PRICING GRID

     On any day, the Facility Fee Rate, the Applicable Margin and the Utilization Fee Rate shall be, at any time, the rate per annum set forth in the table below opposite applicable Level.



                Applicable                                                             Applicable
                 Facility       Applicable Margin for          Applicable              Margin for
   Level         Fee Rate         Euro-Dollar Loans       Utilization Fee Rate      Base Rate Loans
------------  ---------------   ---------------------    -----------------------  --------------------
   Level I          7.0                  18.0                     12.5                    0.0

   Level II         8.0                  29.5                     12.5                    0.0

   Level III       10.0                  40.0                     12.5                    0.0

   Level IV        12.5                  62.5                     12.5                    0.0

   Level V         17.5                  82.5                     25.0                    7.5
------------------------------------------------------------------------------------------------------

                                  SCHEDULE II

                             Certain Subsidiaries

                                                                       EXHIBIT A

                                 NOTE



                                                            , 1999

     For value received, UnumProvident Corporation, a [Delaware] corporation (the "Borrower"), promises to pay to the order of _________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Bank of America, National Association, [address].

     All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to
                                    --------
make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Credit Agreement dated as of November 2, 1999 among the Borrower, the banks listed on the signature pages thereof and Bank of America, National Association, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                              UNUMPROVIDENT CORPORATION


                              By
                                --------------------------------
                                 Title:

                        LOANS AND PAYMENTS OF PRINCIPAL


--------------------------------------------------------------------------------
                                        Amount of
              Amount of     Type of     Principal       Maturity     Notation
 Date         Loan          Loan        Repaid  Date           Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                            EXHIBIT B

                                  OPINION OF
                           COUNSEL FOR THE BORROWER
                           ------------------------



                                                            [Effective Date]

To the Banks and the Agent
  Referred to Below
c/o Bank of America, National
 Association, as Administrative Agent
[Address]

Dear Sirs:

  I am General Counsel of UnumProvident Corporation. This opinion is being rendered to you pursuant to Section 3.1(c) of the Credit Agreement (the "Credit Agreement") dated as of November 2, 1999 among the Borrower, the banks listed on the signature pages thereof and Bank of America, National Association, as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

  I have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

  Upon the basis of the foregoing, I am of the opinion that:

  1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

  2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or any Restricted Subsidiary or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Restricted Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary.

  3. The Credit Agreement constitutes a valid and binding agreement of the Borrower, and the Notes constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

  4.  Except as set forth in Schedule 4.5 of the Credit Agreement, there is no
                             ------------
action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and the Restricted Subsidiaries, taken as a whole, or which in any manner draws into question the validity or enforceability of the Credit Agreement or the Notes.

  5. Each of the Restricted Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

  6. Neither the Borrower nor any Restricted Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


  Very truly yours,

                                                            EXHIBIT C


                      ASSIGNMENT AND ASSUMPTION AGREEMENT


  AGREEMENT dated as of __________, 1999 among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), UNUMPROVIDENT CORPORATION (the "Borrower") and BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrative Agent (the "Agent").


                              W I T N E S S E T H
                              -------------------


  WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of November 2, 1999 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

  WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $_________;

  WHEREAS, Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $________ are outstanding at the date hereof; and

   WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $_________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

  SECTION 1.  Definitions.  All capitalized terms not otherwise defined herein
              -----------
shall have the respective meanings set forth in the Credit Agreement.

  SECTION 2.  Assignment.  The Assignor hereby assigns and sells to the Assignee
              ----------
all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

  SECTION 3.  Payments.   As consideration for the assignment and sale
              --------
contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.


  [SECTION 4.  Consent of the Borrower and the Agent.  This Agreement is
               -------------------------------------
conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.6(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.6(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

  SECTION 5.  Non-Reliance on Assignor.  The Assignor makes no representation or
              ------------------------
warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

  SECTION 6.  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of New York.

  SECTION 7.  Counterparts.  This Agreement may be signed in any number of
              ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                     [ASSIGNOR]


                                     By
                                       --------------------------------
                                       Title:


                                    [ASSIGNEE]

                                     By
                                       --------------------------------
                                       Title:



                                     UNUMPROVIDENT CORPORATION

                                     By
                                       --------------------------------
                                       Title:


                                     BANK OF AMERICA, NATIONAL ASSOCIATION

                                     By
                                       --------------------------------
                                       Title:

                              TABLE OF CONTENTS*


                                                                           Page
                                                                           ----
                             ARTICLE I DEFINITIONS

SECTION 1.1...................................................  Definitions   1
SECTION 1.2...........................  Accounting Terms and Determinations  11
SECTION 1.3...........................................  Types of Borrowings  11
SECTION 1.4.............................................  Basis for Ratings  11
SECTION 1.5.................................................  Split Ratings  11

                             ARTICLE II THE CREDITS

SECTION 2.1...........................................  Commitments to Lend  12
SECTION 2.2...........................................  Notice of Borrowing  12
SECTION 2.3.............................  Notice to Banks; Funding of Loans  12
SECTION 2.4.........................................................  Notes  13
SECTION 2.5.............................................  Maturity of Loans  14
SECTION 2.6................................................  Interest Rates  14
SECTION 2.7..........................................................  Fees  15
SECTION 2.8..............  Optional Termination or Reduction of Commitments  16
SECTION 2.9..........................  Mandatory Termination of Commitments  16
SECTION 2.10.........................................  Optional Prepayments  16
SECTION 2.11............................  General Provisions as to Payments  16
SECTION 2.12...............................................  Funding Losses  17
SECTION 2.13.............................  Computation of Interest and Fees  17
SECTION 2.14....................................  Withholding Tax Exemption  17
SECTION 2.15....................................  Regulation D Compensation  18

                             ARTICLE III CONDITIONS

SECTION 3.1.................................................  Effectiveness  19
SECTION 3.2....................................................  Borrowings  19

                   ARTICLE IV REPRESENTATIONS AND WARRANTIES

SECTION 4.1.................................  Corporate Existence and Power  20
SECTION 4.2....  Corporate and Governmental Authorization; No Contravention  20
SECTION 4.3................................................  Binding Effect  21

--------------
*  The Table of Contents is not a part of this Agreement.

                                                                           Page
                                                                           ----
SECTION 4.4.........................................  Financial Information  21
SECTION 4.5....................................................  Litigation  23
SECTION 4.6.........................................  Compliance with ERISA  23
SECTION 4.7.........................................................  Taxes  23
SECTION 4.8..................................................  Subsidiaries  23
SECTION 4.9.....................................  Not an Investment Company  24
SECTION 4.10..............................................  Full Disclosure  24
SECTION 4.11....................................................  Year 2000  24

                              ARTICLE V COVENANTS

SECTION 5.1..........................................  Financial Statements  24
SECTION 5.2....................................................  Litigation  28
SECTION 5.3.....................................  Corporate Existence, Etc.  28
SECTION 5.4...............................................  Use of Proceeds  29
SECTION 5.5............................  Prohibition of Fundamental Changes  29
SECTION 5.6...........................................  Limitation on Liens  31
SECTION 5.7..................................  Transactions with Affiliates  32
SECTION 5.8............................  Minimum Total Stockholders' Equity  33
SECTION 5.9.................  Ratio of Funded Indebtedness to Total Capital  33
SECTION 5.10.....................  Restricted and Unrestricted Subsidiaries  33
SECTION 5.11.............................................  Payment of Taxes  33
SECTION 5.12....................................  Maintenance of Properties  33

                              ARTICLE VI DEFAULTS

SECTION 6.1.............................................  Events of Default  33
SECTION 6.2.............................................  Notice of Default  36

                             ARTICLE VII THE AGENT

SECTION 7.1........................  Appointment and Authorization of Agent  36
SECTION 7.2..........................................  Delegation of Duties  36
SECTION 7.3.............................  Liability of Administrative Agent  36
SECTION 7.4.............................................  Reliance by Agent  37
SECTION 7.5.............................................  Notice of Default  37
SECTION 7.6...........  Credit Decision; Disclosure of Information by Agent  38
SECTION 7.7......................................  Indemnification of Agent  38
SECTION 7.8..................................  Agent in Individual Capacity  39
SECTION 7.9...............................................  Successor Agent  39

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                      ARTICLE VIII CHANGE IN CIRCUMSTANCES

SECTION 8.1.....  Basis for Determining Interest Rate Inadequate or Unfair  39
SECTION 8.2...................................................  Illegality  40
SECTION 8.3............................  Increased Cost and Reduced Return  40
SECTION 8.4...  Base Rate Loans Substituted for Affected Euro-Dollar Loans  42

                            ARTICLE IX MISCELLANEOUS

SECTION 9.1......................................................  Notices  42
SECTION 9.2...................................................  No Waivers  43
SECTION 9.3.................  Expenses; Documentary Taxes; Indemnification  43
SECTION 9.4..........................................  Sharing of Set-Offs  43
SECTION 9.5.......................................  Amendments and Waivers  44
SECTION 9.6.......................................  Successors and Assigns  44
SECTION 9.7...................................................  Collateral  46
SECTION 9.8....................  Governing Law; Submission to Jurisdiction  46
SECTION 9.9....................................  Counterparts; Integration  46
SECTION 9.10.............................................  Confidentiality  46
SECTION 9.11................................................  Severability  47
SECTION 9.12........................................  Waiver of Jury Trial  47

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                                                                          Page
                                                                          ----
Schedule I      -   Pricing List

Schedule II     -   Certain Subsidiaries

Schedule 4.5    -   Litigation

Exhibit A       -   Note

Exhibit B       -   Opinion of the General Counsel of the Borrower

Exhibit C       -   Assignment and Assumption Agreement

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